EXHIBIT 99.1

CONTACT:

Jeff Macdonald

Acorda Therapeutics

(914) 326-5232

jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Patent Trials and Appeal Board (PTAB) Upholds Four AMPYRA® Patents

ARDSLEY, N.Y. – (March 9, 2017) – Acorda Therapeutics, Inc. (Nasdaq: ACOR ) today announced that the United States Patent and Trademark Office (USPTO) Patent Trials and Appeal Board (PTAB) upheld all four patents challenged via the inter partes review (IPR) process. U.S. Patent Nos. 8,663,685 (the ‘685 patent), 8,440,703 (the ‘703 patent), 8,354,437 (the ‘437 patent) and 8,007,826 (the ‘826 patent) apply to AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg. These patents are set to expire in 2025, 2025, 2026 and 2027, respectively.

“The court decision reflects the merits of the case we presented and the validity and strength of our intellectual property for AMPYRA,” said Ron Cohen, M.D., Acorda's President and CEO. “Medical innovation depends on the recognition of valid intellectual property claims. Our in-house legal team and external counsel presented a compelling case, and will continue to defend the validity of our intellectual property rights for AMPYRA.”

Acorda was advised by Gerald Flattmann, Naveen Modi, Thomas Phalen, Michael Stamiello, Daniel Zeilberger, and Lucas Kressel of Paul Hastings LLP.

These patents, as well as U.S. Patent No. 5,540,938 that also pertains to AMPYRA, have also been challenged in the U.S. District Court for the District of Delaware. The Court has completed the trial of the case, but not yet issued its decision.

About Acorda Therapeutics

Founded in 1995, Acorda Therapeutics is a biotechnology company focused on developing therapies that restore function and improve the lives of people with neurological disorders.

Acorda has an industry leading pipeline of novel neurological therapies addressing a range of disorders, including Parkinson’s disease, migraine and multiple sclerosis. Acorda markets three

FDA-approved therapies, including AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

For more information, please visit the Company’s website at: www.acorda.com.

Forward-Looking Statement

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: the ability to realize the benefits anticipated from the Biotie and Civitas transactions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the ability to successfully integrate Biotie’s operations and Civitas’ operations, respectively, into our operations; we may need to raise additional funds to finance our expanded operations and may not be able to do so on acceptable terms; our ability to successfully market and sell Ampyra (dalfampridine) Extended Release Tablets, 10 mg in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including CVT-301 or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market CVT-301, any other products under development, or the products that we will acquire when we complete the Biotie transaction; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain and maintain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaborator Biogen in connection therewith; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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